Exhibit 99.1

Armstrong World Industries Reports

First Quarter 2018 Results

Key Highlights

•	As reported net sales of $227.3 million, up 3% versus the prior year quarter
•	Architectural Specialties segment sales grew 22% with an adjusted EBITDA margin of 24%, expanding by almost 700 basis points versus the prior year quarter
•

As reported operating income from continuing operations of $49.6 million, down 13% versus the prior year quarter, driven primarily by accelerated depreciation charges associated with closure of the St. Helens facility

•	1.2 million shares repurchased in the first quarter for approximately $70 million
•	Adjusted EBITDA up 5% versus the prior year quarter, with adjusted EBITDA margins expanding 60 basis points

LANCASTER, Pa., April 30, 2018 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the first quarter.

First Quarter Results from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended March 31,
	2018	2017	Change
Net sales	$227.3	$219.8	3.4%
Operating income	$49.6	$57.3	(13.4)%
Earnings from continuing operations	$41.2	$35.5	16.1%
Diluted earnings per share	$0.76	$0.65	16.9%

Consolidated net sales increased compared to the prior year quarter, driven by higher Architectural Specialties volumes and higher Mineral Fiber average unit values (“AUV”), in which both positive mix and positive like for like pricing contributed.

Operating income decreased over the prior year quarter, driven by $7.7 million of St. Helens accelerated depreciation and higher manufacturing and input costs, offset by positive AUV, volume growth in Architectural Specialties and SG&A savings.

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended March 31,
	2018	2017	Change
Adjusted EBITDA	$79	$75	4.8%
Adjusted net income	$42	$40	4.3%
Adjusted diluted earnings per share	$0.79	$0.74	6.2%
Adjusted free cash flow	$32	$5	Favorable

*

The Company uses the above non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted EBITDA, adjusted net income, and adjusted EPS exclude the impact of foreign exchange, restructuring and related costs, impairments, U.S. pension plan expense, environmental insurance recoveries and expenses, and certain other gains and losses. The Company excludes U.S. pension expense in the non-GAAP results as it represents the actuarial net periodic benefit cost recorded, while for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. Adjusted figures are reported in actual dollars using the budgeted exchange rate for 2018, and are reconciled to the most comparable GAAP measures in tables at the end of this release.

(Dollar amounts in millions)	For the Three Months Ended March 31,
	2018	2017	Change
Adjusted EBITDA
Mineral Fiber	$70	$70	(0.2)%
Architectural Specialties	9	5	69.8%
Consolidated Adjusted EBITDA	$79	$75	4.8%

Consolidated adjusted EBITDA improved 5% in the first quarter when compared to the prior year quarter, driven by volume growth in Architectural Specialties, solid AUV fall-through to profit, and lower SG&A expenses, which were partially offset by higher manufacturing and input costs and lower equity earnings from WAVE. Adjusted earnings per share reflects a 25% adjusted tax rate in both 2018 and 2017. Adjusted free cash flow improvement was driven primarily by higher cash earnings and lower capital expenditures.

“First quarter financial results were generally in line with our expectations, particularly in light of weather conditions,” said Vic Grizzle, President and CEO of Armstrong. “I’m especially pleased with our Architectural Specialties business, which delivered a second consecutive quarter of greater than 20% organic growth and dramatically expanded profit margins. Our Mineral Fiber manufacturing team also executed extremely well, driving solid productivity gains in the quarter.”

First Quarter Segment Highlights

In connection with the announced sale of the EMEA and Pacific Rim businesses, the EMEA and Pacific Rim segments have been excluded from results of continuing operations. As a result, the Company’s operating segments are as follows: Mineral Fiber, Architectural Specialties and Unallocated Corporate.

Mineral Fiber

(Dollar amounts in millions)	For the Three Months Ended March 31,
	2018	2017	Change
Net sales (as reported)	$190.7	$189.8	0.5%
Operating income (as reported)	$43.7	$55.5	(21.3)%
Adjusted EBITDA	$70	$70	(0.2)%

Net sales grew primarily by AUV expansion, offset by lower volume versus the prior year quarter.

Operating income decreased $11.8 million, driven mainly by $7.7 million of accelerated depreciation related to the previously announced closure of our St. Helens plant and higher manufacturing and input costs, partially offset by SG&A savings and the margin impact of higher sales.

Architectural Specialties

(Dollar amounts in millions)	For the Three Months Ended March 31,
	2018	2017	Change
Net sales (as reported)	$36.6	$30.0	22.0%
Operating income (as reported)	$8.3	$4.8	72.9%
Adjusted EBITDA	$9	$5	69.8%

Net sales grew primarily by higher sales volume from increased market penetration, new construction activity and a full quarter of sales contribution from Tectum, which was acquired in January 2017.

Operating income increased due to the positive impact of higher sales volume and slightly lower SG&A expenses.

Unallocated Corporate

Unallocated corporate expense of $2.4 million decreased from $3.0 million of expense in the prior year quarter, primarily due to lower costs associated with the U.S. pension plan.

Market Outlook and 2018 Guidance

“We are reaffirming our full year guidance of 5%-7% revenue growth, greater than 10% adjusted EBITDA growth, and free cash flow growth of 20%-30% versus the prior year,” said Brian MacNeal, CFO. “We are raising our EPS guidance to a range of $3.60 to $3.82, or 19% to 27% growth year-over-year, as a result of $70 million of share repurchases in the first quarter, which has reduced our outstanding share count to 52 million from 53 million previously.”

Earnings Webcast

Management will host a live Internet broadcast beginning at 11:00 a.m. Eastern time today, to discuss first quarter results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its quarterly report on Form 10-Q for the quarter ended March 31, 2018 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions, except for per-share amounts, quarterly data is unaudited)

	For the Three Months Ended March 31,
	2018	2017
Net sales	$227.3	$219.8
Cost of goods sold	156.5	141.5
Gross profit	70.8	78.3
Selling, general and administrative expenses	37.5	39.3
Equity earnings from joint venture	(16.3)	(18.3)
Operating income	49.6	57.3
Interest expense	9.2	8.9
Other non-operating (income), net	(9.0)	(8.9)
Earnings from continuing operations before income taxes	49.4	57.3
Income tax expense	8.2	21.8
Earnings from continuing operations	41.2	35.5
Net earnings (loss) from discontinued operations, net of tax expense of $1.5 and $2.8	3.9	(4.7)
(Loss) from disposal of discontinued business, net of tax (benefit) expense of ($0.4) and $0.3	(17.3)	(0.4)
Net (loss) from discontinued operations	(13.4)	(5.1)
Net earnings	$27.8	$30.4
Other comprehensive income, net of tax:
Foreign currency translation adjustments	5.9	11.1
Derivative gain, net	3.8	0.1
Pension and postretirement adjustments	1.8	2.5
Total other comprehensive income	11.5	13.7
Total comprehensive income	$39.3	$44.1
Earnings per share of common stock, continuing operations:
Basic	$0.78	$0.65
Diluted	$0.76	$0.65
(Loss) per share of common stock, discontinued operations:
Basic	$(0.25)	$(0.09)
Diluted	$(0.25)	$(0.09)
Net earnings per share of common stock:
Basic	$0.53	$0.56
Diluted	$0.51	$0.56
Average number of common shares outstanding:
Basic	53.0	54.1
Diluted	53.8	54.5

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net sales
Mineral Fiber	$190.7	$189.8
Architectural Specialties	36.6	30.0
Total net sales	$227.3	$219.8

	Three Months Ended
	March 31,
	2018	2017
Segment operating income (loss)
Mineral Fiber	$43.7	$55.5
Architectural Specialties	8.3	4.8
Unallocated Corporate	(2.4)	(3.0)
Total consolidated operating income	$49.6	$57.3

Selected Balance Sheet Information

(Amounts in millions)

	Unaudited March 31, 2018	December 31, 2017
Assets
Current assets	$599.1	$648.9
Property, plant and equipment, net	489.5	499.9
Other noncurrent assets	736.5	724.7
Total assets	$1,825.1	$1,873.5
Liabilities and shareholders’ equity
Current liabilities	$245.1	$269.9
Noncurrent liabilities	1,176.2	1,184.3
Equity	403.8	419.3
Total liabilities and shareholders’ equity	$1,825.1	$1,873.5

Selected Cash Flow Information

(Amounts in millions)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net earnings	$27.8	$30.4
Other adjustments to reconcile net earnings to net cash provided by operating activities	20.9	24.0
Changes in operating assets and liabilities, net	(22.7)	(43.8)
Net cash provided by operating activities	26.0	10.6
Net cash provided by (used for) investing activities	5.8	(37.5)
Net cash (used for) financing activities	(64.2)	(36.1)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	2.1
Net (decrease) in cash and cash equivalents	(32.7)	(60.9)
Cash and cash equivalents at beginning of year	159.6	141.9
Cash and cash equivalents at end of period	$126.9	$81.0

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of foreign exchange, restructuring charges and related costs, impairments, U.S. pension plan income/expense, separation costs and certain other gains and losses. The Company excludes U.S. pension income/expense in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded as a component of operating income and for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2018. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2018. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

In the following charts, numbers may not sum due to rounding.

Consolidated Results From Continuing Operations – Adjusted EBITDA

Three Months Ended March 31, 2018
Earnings from continuing operations, Reported	$41
Add: Tax expense	8
Earnings before tax, Reported	$49
Less: Interest/other income and expense, net	-
Operating Income, Reported	$50
Add: U.S. Pension Expense(1)	1
Add: Cost Reduction Initiatives	1
Add: Net Proforma International Allocations, Other	3
Add: Net Environmental Expense	1
Add: D&A	23
Adjusted EBITDA	$79

(1) U.S. pension expense represents the actuarial net periodic benefit cost expected to be recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

Mineral Fiber

Three Months Ended March 31, 2018
Operating Income, Reported	$44
Add: Cost Reduction Initiatives	1
Add: Net Proforma International Allocations, Other	2
Add: Net Environmental Expense	1
Add: D&A	22
Adjusted EBITDA	$70

Architectural Specialties

Three Months Ended March 31, 2018
Operating Income, Reported	$8
Add: D&A	1
Adjusted EBITDA	$9

Unallocated Corporate

Three Months Ended March 31, 2018
Operating Income, Reported	$(2)
Add: U.S. Pension Expense	1
Add: Net Proforma International Allocations	1
Add: D&A	-
Adjusted EBITDA	$-

Adjustment to 2017 Results

	CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Adjusted EBITDA Previously Reported	$75	$84	$93	$65	$317
Impact of ASU 2017-07(1)	-	-	(2)	3	2
Adjusted EBITDA	$75	$84	$91	$68	$319

(1) This new accounting standard, which was effective January 1, 2018, requires all components of our supplemental pension and post-retirement benefit plans, excluding service costs, to be recorded below operating income/EBITDA. These changes also apply to the Mineral Fiber segment.

Adjusted Free Cash Flow

	For the Three Months Ended March 31,
	2018	2017
Net cash provided by operations	$26	$11
Add (Less): net cash provided by (used for) investing	6	(38)
Add: Acquisitions	-	31
Adjusted Free Cash Flow	$32	$5

Consolidated Results From Continuing Operations – Adjusted Diluted Earnings Per Share

	For the Three Months Ended March 31,
	2018		2017
	Total	Per Diluted Share(2)	Total	Per Diluted Share(2)
Earnings from continuing operations, As Reported	$41	$0.76	$36	$0.65
Add: Income tax expense, as reported	8		22
Earnings from continuing operations before income taxes, As Reported	$49		$57
(Less): U.S. Pension (Credit)(1)	(6)		(6)
Add: Cost Reduction Initiatives	8		-
Add: Net Proforma International Allocations	3		1
Add: Net Environmental Expenses	1		1
Add: Foreign Exchange Movements	-		-
Adjusted earnings from continuing operations before income taxes	$56		$53
Add: Adjusted tax (expense) @ 25% for 2018 and 2017	(14)		(13)
Adjusted net income	$42	$0.79	$40	$0.74

(1) U.S. pension (credit) expense represents the actuarial net periodic pension (credit) cost recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

(2) Based on ~53 million diluted shares outstanding for the three months ended Mar 31, 2018 and ~54 million diluted shares outstanding for the three months ended Mar 31, 2017.